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AIM CORE BOND FUND                                                 SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 2/28/2010
FILE NUMBER :      811-05686
SERIES NO.:        9

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
72DD.   1  Total income dividends for which record date passed during the period.
           (000's Omitted)
           Class A               $ 2,220
        2  Dividends for a second class of open-end company shares (000's Omitted)
           Class B               $   503
           Class C               $   499
           Class R               $    49
           Class Y               $    26
           Institutional Class   $ 6,524

73A.       Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
        1  Dividends from net investment income
           Class A                0.2526
        2  Dividends for a second class of open-end company shares (form nnn.nnnn)
           Class B                0.2145
           Class C                0.2145
           Class R                0.2396
           Class Y                0.2652
           Institutional Class    0.2665

74U.    1  Number of shares outstanding (000's Omitted)
           Class A                 8,826
        2  Number of shares outstanding of a second class of open-end company shares
           (000's Omitted)
           Class B                 2,265
           Class C                 2,526
           Class R                   242
           Class Y                   100
           Institutional Class    22,661

74V.    1  Net asset value per share (to nearest cent)
           Class A               $  8.86
        2 Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B               $  8.87
           Class C               $  8.86
           Class R               $  8.86
           Class Y               $  8.87
           Institutional Class   $  8.87
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